UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th floor, SE-111 20,

Box 70381, SE-107 24 Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2012, the Board of Directors (the “Board”) of Autoliv, Inc. (the “Company”) accepted Prof. Walter Kunerth’s offer to resign from the Board, effective upon the conclusion of the Board’s meeting held on that same day. Prof. Kunerth’s offer of resignation was submitted in accordance with the Company’s Corporate Governance Guidelines after he recently reached the age of 72. Prof. Kunerth’s position on the Audit Committee of the Board will be filled by Mr. Bo I. Andersson, who has been a member of the Board since February 2012. In order to maintain Board classes of equal size following Prof. Kunerth’s resignation, Dr. Wolfgang Ziebart, whose term as a director would have otherwise expired in 2015, agreed to be reclassified to the class standing for election in 2013. As a result, the Company now has three classes of directors, each consisting of three directors.

At this same meeting, the Board appointed Dr. Xiaozhi Liu to the Compensation Committee. Dr. Liu has been a member of the Board since November 2011. As a result of this appointment Mr. Lars Nyberg, who is and will remain Chairman of the Board, will no longer serve on the Compensation Committee.

A copy of the press release announcing Prof. Kunerth’s resignation is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01 Other Events.

Also in the press release dated December 18, 2012, the Company announced that the Board had declared a quarterly dividend of 50 cents per share for the first quarter 2013. The dividend will be payable on Thursday, March 7, 2013 to Company stockholders of record on the close of business on Thursday, February 21, 2013. The ex-date, when the shares will trade without the right to the dividend, will be Tuesday, February 19, 2013.

The Company also announced that it had set May 7, 2013 as the date for the 2013 Annual General Meeting of Stockholders and that only holders of record at the close of business on March 11, 2013 will be entitled to be present and vote at this meeting. Notice of the 2013 Annual General Meeting of Stockholders will be mailed to the holders of record in the last week of March 2013.

The press release discussed under Item 5.02 above is hereby incorporated by reference under this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated December 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOLIV, INC.
Date: December 18, 2012

	By:	/s/ Lars A. Sjöbring
	Name:	Lars A. Sjöbring
	Title:	Group Vice President – Legal Affairs General Counsel and Secretary